EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statement of Sykes Enterprises, Incorporated on Form S-3 (File No. 333-38513) and the registration statement of Sykes Enterprises, Incorporated on Form S-8 (File No. 333-23681) of our report dated February 11, 1998, on our audits of the consolidated financial state-ments and financial statement schedules of Sykes Enterprises, Incorporated and subsidiaries as of December 31, 1995 and 1996, and for the year ended July 31, 1994, the five months ended December 31, 1994, and the year ended December 31, 1995 and 1996, which report is included in this Current Report on Form 8-k.



   Tampa, Florida
   February 12, 1998                      COOPERS & LYBRAND L.L.P.